Exhibit 99.1

N e w s R e l e a s e

QUICKSILVER RESOURCES INC.
801 Cherry Street
Fort Worth, TX 76102
www.qrinc.com

QUICKSILVER RESOURCES TO TRADE ON OTC MARKETPLACE UNDER
NEW TICKER SYMBOL "KWKA"

FORT WORTH, TEXAS (January 8, 2015) - Quicksilver Resources Inc. (OTC: KWKA) announced today that the company received notification from the New York Stock Exchange (the “NYSE”) that the NYSE had determined to commence proceedings to delist the company’s common stock in view of its low trading price, and trading in the company’s common stock was suspended immediately. The company had previously disclosed that, on October 9, 2014, the NYSE had notified the company that the 30-trading-day average closing price of the company’s common stock had fallen below $1.00 per share, the minimum average share price required for continued listing of the company’s common stock on the NYSE under Rule 802.01C of the NYSE Listed Company Manual.

Quicksilver Resources does not intend to appeal the delisting determination.  The company's common stock is now traded on the OTC market, and the company expects that its common stock will be traded on the OTCQB Marketplace within the next several days, under the ticker symbol “KWKA.”  Following the transition to the OTCQB Marketplace, investors will have the ability to view Real Time Level II stock quotes at http://www.otcmarkets.com.

About Quicksilver Resources
Fort Worth, Texas-based Quicksilver Resources is a publicly traded independent oil and gas company engaged in the exploration, development and acquisition of oil and gas, primarily from unconventional reservoirs including shales and coal beds in North America. Quicksilver's Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.
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The company uses its investor relations website to post news releases, investor presentations, SEC filings and other material non-public information to comply with disclosure obligations under Regulation FD, and utilizes Really Simple Syndication ("RSS") as a routine channel to supplement distribution of this information. To subscribe to Quicksilver's RSS feeds, visit the company's website at http://investors.qrinc.com/rss.

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Forward-Looking Statements
Certain statements contained in this press release and other materials we file with the Securities and Exchange Commission (“SEC”), or in other written or oral statements made or to be made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Specific risks and uncertainties include, but are not limited to, whether a trading market for the Company’s common stock will exist on the OTCQB Marketplace or any other over the counter market, and those set forth under Item 1A, “Risk Factors”, of our most recent Annual Report on Form 10-K/A, and subsequent filings with the SEC.

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Investor & Media Contact:
David Erdman
(817) 665-4023